EX-99.23.j


                         CONSENT OF INDEPENDENT AUDITORS

     As independent public accountants, we hereby consent to the reference to our firm under the heading "Accountants" in the Statements of Additional Information for CCMI Equity Fund and the CCMI Bond Fund (the "Funds") included in this Post-Effective Amendment No. 20 to CCMI Funds' Registration Statement on Form N-1A (file No. 33-45753).



/s/
McCurdy & Associates CPA's, Inc.
Westlake, Ohio

September 29, 2003